Cytomedix Acquires Angel Whole Blood Separation System and activAT Autologous Thrombin Processing Kit from Sorin Group for $7 Million

Synergistic Products Expand Customer Base, Bring $5 Million in Annual Sales

Conference Call Begins April 13th at 10:00 a.m. Eastern Time

ROCKVILLE, Md. (April 12, 2010) – Cytomedix, Inc. (NYSE Amex: GTF) (the “Company”), a leading developer of biologically active regenerative therapies for wound care, inflammation and angiogenesis, today announced the closing of an agreement with Sorin Group (Milan: SORN) (“Sorin”), a global leader in the treatment of cardiovascular diseases, to acquire the Angel® Whole Blood Separation System (“Angel”) and activAT® Autologous Thrombin Processing Kit (“activAT”) for $7 million in cash, to be paid in installments over the next two and one-half years.  Together these products had sales of approximately $5 million in 2009, of which over 90% were from high-margin, single-use disposable products.

The Company also announced that it has raised gross proceeds of $3.65 million in a private placement of securities with both new and existing stockholders. Under the terms of the private placement, Cytomedix issued 3,650 shares of a $1,000 stated value preferred stock that is convertible into the Company’s common stock at $0.44 per share and carries a 10% annual dividend to be paid quarterly in cash or common stock at the Company’s option. In addition, the Company issued 4,128,631 warrants to purchase its common stock, exercisable at $0.54 per share. The warrants are exercisable immediately and expire on April 9, 2015.  The proceeds from this private placement are being used to fund the Sorin asset purchase and for general corporate and working capital purposes.

“This highly accretive transaction with Sorin is transformational for Cytomedix, and reflects our strategic commitment to build a growing franchise of biologically active regenerative therapies,” said Martin Rosendale, Chief Executive Officer of Cytomedix. “Angel and activAT are excellent additions to our PRP portfolio and have a business model that mirrors our own.  We know this technology well, and these products will provide us with immediate access to surgical markets with proven products whose prospects, we believe, will be significantly enhanced by Cytomedix’s focused clinical and scientific marketing approach.”

“In addition to providing us with an established revenue stream, we believe these products will be complementary to the AutoloGel™ System, our FDA-cleared device for the production of PRP gel derived from the patient's own blood that is used for the management of a variety of exuding wounds.  This acquisition is also synergistic with our planned efforts to expand our presence in the orthopedic surgery market and has the potential to enhance our efforts to secure U.S. reimbursement for the AutoloGel system,” continued Mr. Rosendale.  “We are delighted now to have best-in-class products for the surgical suite, and a best-in-class product for wound healing.”

Used primarily in operating rooms, the Angel Whole Blood Separation System consists of a blood processing device and disposable products used for separation of whole blood into red cells, platelet poor plasma and platelet rich plasma (“PRP”).  The Angel System processes a determined volume of anticoagulated whole blood from a patient and separates it so that these autologous components are then available for clinical use.  The Angel System received market clearance from the U.S. Food and Drug Administration (“FDA”) in August 2005.  Sales of the Angel device and disposables for 2009 were approximately $4.8 million (over 90% in the U.S.), representing an increase of approximately 7% over 2008 sales.  The activAT Autologous Thrombin Processing Kit is designed to produce autologous thrombin serum from platelet poor plasma.  The activAT kit is sold exclusively in Europe and Canada, where it provides a completely autologous, safe alternative to bovine-derived products.  Sales of this product were approximately $0.2 million in 2009.

Michel Darnaud, President, Cardiopulmonary Business Unit and Intercontinental, Sorin Group, stated, "We are pleased to enter into an agreement to sell these non-core assets to Cytomedix, and we count on Cytomedix to maintain the same high level of customer service, support and product excellence that our customers have come to expect from Sorin.”

Under the asset purchase agreement, Cytomedix, will acquire, among other things, all rights to the Angel and activAT products, including related trademarks, patents, intellectual property, product inventory and other related assets. In addition, Sorin will provide certain support and services to facilitate the transition contemplated under the agreements with Cytomedix. Cytomedix expects to add additional personnel to its sales infrastructure in the coming year.  Cytomedix’s current eight-person sales team will provide sales and marketing support for the Angel and activAT products, while maintaining focus on the AutoloGel System.

Maxim Group LLC served as financial advisor to Cytomedix on this transaction.

All securities described in this news release were sold to “accredited investors” as defined under federal securities laws in reliance upon an exemption from registration. All conversions of the convertible preferred stock and exercises of the warrants sold in this private placement in excess of 19.99% of the currently outstanding number of common shares are subject to shareholder approval in compliance with the NYSE Amex requirements.  For a complete description of the foregoing offering and terms of the underlying securities, please refer to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 12, 2010.

Conference Call

Cytomedix will hold a conference call to discuss this announcement beginning at 10:00 a.m. Eastern time on April 13, 2010.  Shareholders and other interested parties may participate in the call by dialing 866-713-8564 (domestic) or 617-597-5312 (international) and entering passcode 49760117.  The call will also be broadcast live on the Internet at www.streetevents.com, www.fulldisclosure.com and www.cytomedix.com.

A replay of the conference call will be accessible two hours after its completion through 11:59 p.m. Eastern time on April 19, 2010 by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and entering passcode 71511299. The call also will be archived for 90 days at www.streetevents.com, www.fulldisclosure.com and www.cytomedix.com.

About Sorin Group

Sorin Group (www.sorin.com) is a global, medical device company and a leader in the treatment of cardiovascular diseases. The Company develops, manufactures and markets medical technologies for cardiac surgery and for the treatment of cardiac rhythm disorders. With 3,500 employees worldwide, the Group focuses on three major therapeutic areas that include: cardiopulmonary bypass (extracorporeal circulation and autotransfusion systems), cardiac rhythm management, and heart valve repair and replacement. Every year, over 1 million patients are treated with Sorin Group devices in more than 80 countries.

About Cytomedix

Cytomedix is a biotechnology company that develops, sells, and licenses regenerative biological therapies, to primarily address the areas of wound care, inflammation, and angiogenesis. The Company currently markets the AutoloGel™ System, a device for the production of platelet rich plasma (“PRP”) gel derived from the patient’s own blood. The AutoloGel™ System is cleared by the Food and Drug Administration (“FDA”) for use on a variety of exuding wounds. The Company is currently pursuing a multi-faceted strategy to penetrate the chronic wound market with its AutoloGel™ System. We are also pursuing opportunities for the application of AutoloGel™ and PRP technology into other markets such as hair transplantation and orthopedics, as well as actively seeking complementary products for the wound care market. The Company also seeks to monetize other product candidates in its pipeline through strategic partnerships, out-licensing, or sale. Most notably is its anti-inflammatory peptide (designated “CT-112”) that has shown promise in pre-clinical testing. Additional information regarding Cytomedix is available at www.cytomedix.com.

Safe Harbor Statement

Statements contained in this communication not relating to historical facts are forward-looking statements that are intended to fall within the safe harbor rule for such statements under the Private Securities Litigation Reform Act of 1995. The information contained in the forward-looking statements is inherently uncertain, and Cytomedix’s actual results may differ materially due to a number of factors, many of which are beyond Cytomedix’s ability to predict or control, including among others, viability and effectiveness of the Company’s sales approach and overall marketing strategies, the outcome of development or regulatory review of CT-112, commercial success or acceptance by the medical community, competitive responses, the Company's ability to raise additional capital and to continue as a going concern, its ability to successfully commercialize its product in Japan under the terms of the license agreement, and Cytomedix's ability to execute on its strategy to market the AutoloGel™ System as contemplated, the Company’s ability to successfully integrate this acquisition, to assume and satisfy certain liabilities related to the acquired business, or its ability to service the deferred payments on the acquisition. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual events to differ from the forward-looking statements. More information about some of these risks and uncertainties may be found in the reports filed with the Securities and Exchange Commission by Cytomedix, Inc. Cytomedix operates in a highly competitive and rapidly changing business and regulatory environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. Except as is expressly required by the federal securities laws, Cytomedix undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Contacts:
Cytomedix, Inc.	Lippert/Heilshorn & Associates
David Jorden, Executive Board Member	Anne Marie Fields
Martin Rosendale, CEO	(afields@lhai.com)
(240) 499-2680	(212) 838-3777

Bruce Voss
(bvoss@lhai.com)
(310) 691-7100

#  #  #